UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On January 20, 2022, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) issued $325.0 million aggregate principal amount of a new series of the Issuers’ 8.125% Senior Notes due 2027 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for net proceeds of approximately $319.1 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Partnership intends to use the net proceeds from the offering of the Notes, together with cash on hand, to redeem all of its outstanding 7.75% Senior Notes due 2023 and pay related expenses.

The Notes are governed by an Indenture, dated as of January 20, 2022 (the “Indenture”), entered into by the Issuers and certain subsidiary guarantors named therein (the “Guarantors”) with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will mature on January 15, 2027. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2022. The Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing subsidiaries (other than Finance Corp., our unrestricted subsidiaries, Montana Renewables Holdings LLC and Montana Renewables, LLC, and certain immaterial restricted subsidiaries).

On and after January 15, 2024, the Issuers may on any one or more occasions redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such Notes, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2024	104.063%
2025	102.031%
2026 and thereafter	100.000%

At any time prior to January 15, 2024, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture in an amount not greater than the net cash proceeds from certain public equity offerings at a redemption price of 108.125% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 60% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by the Partnership and its subsidiaries); and (2) the redemption occurs within 180 days of the date of the closing of such public equity offering.

Prior to January 15, 2024, the Issuers may on any one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue preferred units; (ii) create liens to secure indebtedness; (iii) pay dividends on equity securities, repurchase equity securities or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from its restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates. These covenants are subject to important exceptions and qualifications. However, at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain Change of Control Trigger Events, as defined in the Indenture, each holder of the Notes will have the right to require that the Partnership repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Amendment to Third Amended and Restated Credit Agreement

Concurrently with the Notes issuance, we entered into the Third Amendment (the “Third Amendment”), among the Issuers, the Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, to our Third Amended and Restated Credit Agreement dated February 23, 2018 (the “Credit Agreement”). The Third Amendment amended the Credit Agreement to, among other changes, (a) extend the term of the revolving credit facility for five years from the date of the Third Amendment, (b) reduce aggregate commitments under the revolving credit facility to $500.0 million, which aggregate commitments include a FILO tranche, and (c) replace LIBOR as a reference interest rate with a new reference interest rate based on SOFR (as defined in the Credit Agreement, as amended).

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On January 24, 2022, the Partnership issued a press release announcing the consummation of the offering of the Notes and the closing of the Third Amendment described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated January 20, 2022, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the Notes.

4.2	Form of 8.125% Senior Notes due 2027 (Included in Exhibit 4.1).

10.1	Third Amendment to Credit Agreement dated as of January 20, 2022, by and among Calumet Specialty Products Partners, L.P., Bank of America, N.A., and the other parties signatory thereto.

99.1	Press Release, dated January 24, 2022, announcing the closing of the offering of the Notes and the Third Amendment.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: January 24, 2022	By:	/s/ L. Todd Borgmann
	Name:	L. Todd Borgmann
	Title:	Executive Vice President and Chief Financial Officer